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     As filed with the Securities and Exchange Commission on April 20, 2001

                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                                 THE GAP, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                        94-1697231
     (State or jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                        Identification No.)

               One Harrison Street, San Francisco, CA     94105
              (Address of Principal Executive Offices) (Zip Code)


                      The Gap, Inc. 1999 Stock Option Plan
                            (Full Title of the Plan)

                              Lauri Shanahan, Esq.
                                 The Gap, Inc.
                              One Harrison Street
                            San Francisco, CA 94105
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (650) 952-4400


                                   Copies to:
                             John E. Aguirre, Esq.
                        Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                              Palo Alto, CA 94304

                        Calculation of Registration Fee

                                      Proposed     Proposed
                                      maximum      maximum
Title of                              offering     aggregate     Amount of
securities to       Amount to         price per    offering      registration
be registered       be registered*    share**      price**       fee**

Common              30,000,000        $23.035      $691,050,000  $172,762.50
Stock, $0.05 par    shares
value


* This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under The Gap, Inc. 1999 Stock Option Plan described herein by reason of any stock dividend,
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   stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of $23.035 per share, the average of the high and low prices per share of the Common Stock on the New York Stock Exchange on April 16, 2001.

                                       2
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        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of The Gap, Inc. (the "Company" or the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-B relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation of the Company, as permitted in Section 102 of the General Corporation Law of the State of Delaware (the "GCL"), eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase in violation of Delaware law, or (iv) any transaction from which the director derived any improper personal benefit.

Under the Bylaws of the Company, each director and officer of the Company is entitled to indemnification, as a matter of contractual right, to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which he or she may be involved by reason of the fact that he or she is or was a director or officer of the Company. Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than a derivative action) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the

                                       3
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corporation as an agent of another entity, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. In regard to a derivative action, indemnification may not be made in respect of any matter as to which an officer or director is adjudged to be liable unless the Delaware Court of Chancery, or the court in which such action was brought, shall determine such person is fairly and reasonably entitled to indemnity.

The Company carries insurance policies in standard form indemnifying its directors and officers against liabilities arising from certain acts performed by them in their respective capacities as such. The policies also provide for reimbursement of the Company for any sums it may be required or permitted to pay pursuant to applicable law to its directors and officers by way of indemnification against liabilities incurred by them in their capacities as such.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.   EXHIBITS

4.1  Amendment No. 1 to The Gap, Inc. 1999 Stock Option Plan.

4.2  The Gap, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit
     4.1 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-76523).

4.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended January 29, 2000, Commission File No. 1-7562).

4.4 Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended January 30, 1993, Commission File No. 1-
     7562).

4.5 By-Laws of The Gap, Inc. (incorporated by reference to Exhibit C to the Registrant's Proxy Statement for its May 24, 1988 Annual Meeting of Stockholders, Commission File No. 1-7562).

4.6 Amended Article IV of the By-Laws of The Gap, Inc. (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-00417).

4.7 Form of nonqualified stock option agreement under The Gap, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-76523).

5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

                                       4
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23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is contained in Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney of Directors.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered

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therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 19th day of April, 2001.

THE GAP, INC.
(Registrant)


/s/ MILLARD S. DREXLER
----------------------
Millard S. Drexler
President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature                       Title                            Date

Principal Executive Officer:


/s/ MILLARD S. DREXLER
----------------------          President and Chief Executive    April 19, 2001
Millard S. Drexler              Officer


Principal Financial and
Principal Accounting Officer:


/s/ HEIDI KUNZ
--------------                  Executive Vice President and     April 19, 2001
Heidi Kunz                      Chief Financial Officer


                                       7
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Directors:

          *
-----------------------
Adrian D. P. Bellamy             Director                April 19, 2001

/s/ Millard S. Drexler
-----------------------
 Millard S. Drexler              Director                April 19, 2001

          *
-----------------------
 Donald G. Fisher                Director                April 19, 2001

          *
-----------------------
 Doris F. Fisher                 Director                April 19, 2001

          *
-----------------------
 Robert J. Fisher                Director                April 19, 2001

          *
-----------------------
 Glenda A. Hatchett              Director                April 19, 2001


-----------------------
 Steven P. Jobs                  Director

          *
-----------------------
 John M. Lillie                  Director                April 19, 2001

          *
-----------------------
 Charles R. Schwab               Director                April 19, 2001

          *
-----------------------
 Brooks Walker, Jr.              Director                April 19, 2001


-----------------------
 Sergio S. Zyman                 Director


*By: /s/ ANNE B. GUST
     ------------------
        Anne B. Gust
      Attorney-in-Fact

A majority of the members of the Board of Directors.

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                                 EXHIBIT INDEX


4.1   Amendment No. 1 to The Gap, Inc. 1999 Stock Option Plan.

4.2   The Gap, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit
      4.1 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-76523).

4.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended January 29, 2000, Commission File No. 1-7562).

4.4 Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended January 30, 1993, Commission File No. 1-7562).

4.5 By-Laws of The Gap, Inc. (incorporated by reference to Exhibit C to the Registrant's Proxy Statement for its May 24, 1988 Annual Meeting of Stockholders, Commission File No. 1-7562).

4.6 Amended Article IV of the By-Laws of The Gap, Inc. (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-00417).

4.7 Form of nonqualified stock option agreement under The Gap, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-76523).

5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1  Consent of Deloitte & Touche LLP.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is contained in Exhibit 5.1 to this Registration Statement.

24.1  Power of Attorney of Directors.

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